Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Premium Income Municipal
Fund, Inc. formerly, Nuveen Arizona Premium Income
Municipal Fund, Inc.

811-07278


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common and
Preferred
shares voting
together as a
class
To approve a new investment management
agreement

   For
          5,638,536
   Against
            242,711
   Abstain
            256,692
   Broker Non-Votes
          1,630,757
      Total
          7,768,696


To approve a new sub-advisory agreement.


   For
          5,506,760
   Against
            372,125
   Abstain
            259,054
   Broker Non-Votes
          1,630,757
      Total
          7,768,696


Proxy materials are herein
incorporated by reference
to the SEC filing on June 16,
2014, under Conformed
Submission Type 14A, accession
number 0001193125-14-236565.